UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 20, 2017
Date of Report:  (Date of earliest event reported)

Turning Point Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37763	20-0709285
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5201 Interchange Way, Louisville, Kentucky 40229
(Address of principal executive offices)

(502) 778-4421
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☑

Item 1.01.          Entry into a Material Definitive Agreement.

On July 20, 2017, Turning Point Brands, Inc. (the “Company”), entered into a Sales Agreement (the “Sales Agreement”) with Cowen and Company, LLC (“Cowen”), pursuant to which the Company may offer and sell, from time to time, shares of its common stock, $0.01 par value per share (the “Shares”), having an aggregate offering price of up to $50,000,000 through Cowen, as the Company’s sales agent (the “Program”). There is no current intention to sell Shares under the Program.

Pursuant to the Sales Agreement, Shares may be sold by means of ordinary brokers’ transactions, including on the New York Stock Exchange, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices, in block transactions, or as otherwise agreed upon by the Company and Cowen.  The Company is not obligated to sell, and Cowen is not obligated to buy or sell, any shares under the Sales Agreement.  No assurance can be given that the Company will sell any shares under the Sales Agreement, or, if it does, as to the price or amount of the Shares that it sells, or the dates when such sales will take place.

The Sales Agreement contains customary representations, warranties, and other terms, including an agreement by the Company to indemnify Cowen against certain liabilities arising under the Securities Act of 1933, as amended, or to contribute to payments Cowen may be required to make in respect of those liabilities.  The foregoing description of the Sales Agreement is qualified in its entirety by reference to the full text of the Sales Agreement, which is filed with this report as Exhibit 1.1 and incorporated herein by reference in its entirety.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-219114), which became effective upon filing with the Securities and Exchange Commission (“SEC”) on July 20, 2017. For more information about investing in the at-the-market equity program, please read the registration statement, the Prospectus and other documents TPB has filed with the SEC.

On July 20, 2017, the Company issued a press release announcing the commencement of the Program.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

1.1	Sales Agreement, dated as of July 20, 2017 between Turning Point Brands, Inc. and Cowen and Company, LLC.

99.1	Press Release, dated July 20, 2017, issued by Turning Point Brands, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Turning Point Brands, Inc.

Date: July 20, 2017	/s/ James Dobbins
Senior Vice President, General Counsel and Secretary